UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022 (July 28, 2022)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 North 44th Street, Suite 530 Phoenix, AZ	85018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888)-682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12)

☐	Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Ofﬁcers; Election of Directors; Appointment of Certain Ofﬁcers; Compensatory Arrangements of Certain Ofﬁcers.

(d) Election of Directors

On July 28, 2022 Singlepoint Inc. (“Singlepoint”) increased the size of its Board of Directors by one member and James (Jim) Rulfs was appointed as a member of the Board of Directors to serve as such until his successor shall have been elected and shall have qualified, or until his earlier death, resignation or removal in accordance with the By-Laws of the Corporation. A serial entrepreneur, Jim Rulfs has spent the majority of his career specializing in mergers and acquisitions and has over 40 years of experience as a managing principal across different industries. Mr. Rulfs currently serves as the managing member of CBC Partners Holdings, LLC, a privately-funded lender that provides debt financing loans to high-growth commercial and industrial companies. CBC Partners Holdings, LLC has a strategic partnership with CBC Capital Partners, a commercial loan company with 10 years’ of experience in corporate finance. Mr. Rulfs also founded Liberty Pacific Capital LLC, a venture capital firm specializing in emerging technology companies, which later became FocusPoint Private Capital Group, and is a principal of Seattle Venture Group. Mr. Rulfs holds a Series 82 securities license and a Bachelor of Science from Ohio University.

The Company and Mr. Rulfs entered into a Board of Directors – Service Agreement as set forth on Exhibit 10.1 attached hereto. The Service Agreement provides for Mr. Rulfs to receive compensation as a non-employee director as follows: (i) annual Common Stock grant of restricted Common Stock equal to $15,000 on each of the commencement of service as a Director, and each yearly anniversary (valued at the average volume weighted average (VWAP”) closing price of the 10-day’s immediately preceding each issuance date); (ii) quarterly Common Stock Grant equal to $9,000 on or about the last business day of each fiscal quarter that Mr. Rulfs is a member of the Board of Directors (valued at the VWAP closing price of the 10-days immediately preceding each issuance date); (iii) cash compensation equal to $2,000 per month that Mr. Rulfs serves as a Director, payabl at the commencement of each calendar month; and (iv) an additional one time award of Restricted Common Stock equal to $2,000 (valued at the VWAP closing price of the 10-days immediately preceding such issuance date). The foregoing does not constitute a complete summary of the terms of the Board of Directors – Service Agreement, and reference is made to the complete text of the Amendment, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Board of Directors – Service Agreement between Singlepoint Inc. and James Rulfs
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: August 2, 2022	By:	/s/ William Ralston
William Ralston
Chief Executive Officer

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